UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon's Court, 22 Victoria Street

Hamilton HM 12, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (441) 295-2244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 10, 2017, Genpact Limited (the “Company”) announced that its Board of Directors has approved a dividend program under which the Company intends to pay a regular quarterly cash dividend of $0.06 per share to holders of its common shares, representing a planned annual dividend of $0.24 per share. The initial dividend will be payable on March 28, 2017 to shareholders of record as of March 10, 2017. Future dividends will be subject to the discretion of the Company’s Board of Directors.

In addition, on February 10, 2017, the Company announced that its Board of Directors has approved a $500 million increase to its existing $750 million share repurchase program. The Company currently has approximately $158 million available under its existing $750 million program.

The full text of the Company’s press release issued today regarding the dividend and the share repurchase program is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Press release dated February 10, 2017

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: February 10, 2017	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated February 10, 2017